Exhibit 10.13

I have read, understood and do accept the Stock Option and Incentive Plan Regulation 2023 of Oculis Holding AG.

I accept that any Awards granted qualify as a voluntary benefit for me (Gratifikation/gratification) and shall under no circumstances be regarded as salary (Lohn/salaire):

[date]	[Signature]

STOCK OPTION AND INCENTIVE

PLAN REGULATION 2023

OF OCULIS HOLDING AG

Stock Option and Incentive Plan Regulation 2023	2

TABLE OF CONTENT

I. PURPOSE AND ADMINISTRATION	3

A. PURPOSE OF THE PLAN	3

B. DEFINITIONS	3

C. ADMINISTRATION OF THE PLAN	6

II. SHARE OR RIGHTS SUBJECT TO THE PLAN	6

A. OPTIONS, RESTRICTED STOCK AWARDS AND RIGHTS	6

B. NUMBER OF SHARES AVAILABLE	6

III. PLAN FOR BENEFIT OF SERVICE PROVIDERS	7

A. ELIGIBILITY	7

B. DOCUMENTATION	8

C. TERMS AND PRICE	8

D. EXERCISE AND TERM OF OPTIONS AND RIGHTS	8

E. VESTING AND TRANSFER RESTRICTION	9

F. LIMITATIONS ON ISOS	9

G. EFFECT OF TERMINATION OF SERVICE	10

H. RIGHTS OF PARTICIPANTS	10

I. TRANSFERABILITY OF AWARDS	11

J. WITHHOLDING	11

IV. CORPORATE TRANSACTION	12

V. CANCELLATION OF AWARDS	12

VI. MISCELLANEOUS	12

A. PAYMENT AND FINANCING	12

B. AMENDMENT OF THE PLAN	12

C. DATA PROTECTION	13

D. REGULATORY APPROVALS	14

E. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE	14

F. SECURITIES LAW RESTRICTIONS	14

G. NOTICES	14

H. NO EMPLOYMENT OR SERVICE RIGHTS	14

I. CONFIDENTIALITY	14

J. FOREIGN LAW PROVISIONS	15

K. GOVERNING LAW AND ARBITRATION	15

Stock Option and Incentive Plan Regulation 2023	3
I.	PURPOSE AND ADMINISTRATION

A.	Purpose of the Plan

This Stock Option and Incentive Plan Regulation 2023 lays out the details for the equity incentives granted to promote the interests of the Company by providing eligible persons with the opportunity to acquire a proprietary interest in the Company as an incentive for them to remain in the service of the Company. Any participation by any person is strictly voluntary and any grant made under this Plan shall be a voluntary benefit for the participant (Gratifikation/gratification) and shall under no circumstances be regarded as salary (Lohn/salaire).

B.	Definitions

Capitalized terms listed hereafter shall have the following meaning:

Award shall mean any award pursuant to the terms and conditions of this Plan, including any Option, Restricted Stock Award or Right, either in the form of a Restricted Stock Unit (RSU) or in the form of a Stock Appreciation Right (SAR).

Board shall mean the Company’s Board of Directors.

Cause shall mean a termination because of (a) Participant’s unauthorized misuse of the Company’s or Subsidiary’s trade secrets or proprietary information having a material adverse effect on the Company or a Subsidiary, (b) Participant’s conviction of or plea of nolo contendere to any felony (Verbrechen/crime) or a misdemeanor (Vergehen/délit) or any other crime that causes the Company public disgrace or disrepute, or materially and adversely affects the Company’s operations or financial performance, (c) Participant’s committing an act of fraud against the Company or a Subsidiary of the Company, (d) Participant’s gross negligence or willful misconduct in the performance of his or her duties that has had or will have a material adverse effect on the Company’s or any Subsidiary’s reputation or business, (e) any material breach of any agreement with or duty owed to the Company or any of its Subsidiaries, which breach, if curable, is not cured within 15 days after the delivery of written notice thereof; or (f) any important reason in the sense of art. 337 of the CO, which allows the Company to terminate the employment with a Participant with immediate effect. Notwithstanding the foregoing, if a Participant and the Company (or any of its Subsidiaries) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

CO shall mean the Swiss Code of Obligations.

Company shall mean Oculis Holding AG, a Swiss corporation.

Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Company is a party:

(i)

a merger or transfer in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction without that such person or persons having 50 % of the total combined voting power prior to such transaction (which, for clarification purposes, shall exclude financing transactions), or

(ii)	the sale, transfer or other disposition of all or substantially all of the Company’s assets.

Stock Option and Incentive Plan Regulation 2023	4

Notwithstanding the foregoing, to the extent necessary to avoid adverse personal U.S. income tax consequences to a Participant in connection with an Award, such transaction will not constitute a Corporate Transaction unless it also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the US Tax Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

Employee shall mean an individual who is in a full- or part-time employment relationship with the Company (or any Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. Members of the Board and consultants shall be treated as Employees for the purpose of this Plan. Notwithstanding the foregoing, a person domiciled in the U.S. shall be treated as a consultant under this Plan only if a Form S-8 Registration Statement under the US Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

Exercise Date shall mean the date on which the Company shall have received written notice of the Option exercise.

Expiration Date shall mean the date indicated in the Grant Notice, not to exceed 10 years since the Grant Date.

Fair Market Value means, as of any date, the value of a Share as determined (i) for Shares that are publicly traded on an exchange, its closing sales price at the date of determination (or for purposes of fixing the exercise price of any Option or SAR granted to or held by a U.S. taxpayer, its closing price on the date of determination) on the principal exchange on which the Shares are listed or publicly traded, or if there is no closing sales price for the Shares on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists or (ii) in any other case, a fair market valuation made by the Plan Administrator in good faith, whereby such determination shall be final.

Grant Date shall mean the date on which the Plan Administrator makes the determination to grant an Award, unless another date is otherwise specified or prevailing by law. The Grant Notice and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Award.

Grant Notice shall mean the document on which the Company offers the Participant an Award substantially in the form as set forth in Annex 1.

Involuntary Termination shall mean the termination of the Service of the Participants which occurs by reason of (i) Participant’s involuntary dismissal or discharge by the Company or any Subsidiary for reasons other than Cause within 18 months after the closing of a Corporate Transaction or (ii) Participants voluntary resignation within 18 months after the closing of a Corporate for one of the following reasons: (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) kilometers, provided and only if such change, reduction or relocation is effected by the Company (or any Subsidiary) without Participant’s consent.

ISO shall mean an “incentive stock option” within the meaning of Section 422 of the US Tax Code.

Stock Option and Incentive Plan Regulation 2023	5

NSO shall mean any Option granted pursuant to the Plan that does not qualify as an ISO.

Option shall mean the right to acquire Shares of the Company as specified in the Grant Notice.

Participant shall mean any person to whom an Award is granted under the Plan.

Plan shall mean the Company’s Stock Option and Incentive Plan Regulation 2023, as set forth in this document.

Plan Administrator shall mean a person or persons designated by the Board from time to time, acting within the guidelines set and approved by the Board or a committee thereof.

Restricted Stock Award shall mean the right to acquire Restricted Stock for the consideration included in the Grant Notice for a Restricted Stock Award.

Restricted Stock shall mean Shares issued as restricted Shares pursuant to a Restricted Stock Award.

Restricted Stock Unit (RSU) shall mean a Right in the form of a restricted stock unit.

Right(s) shall mean either an award in the form of a restricted stock unit (RSU) or an award in the form of a stock appreciation rights (SARs).

Service shall mean the provision of services to the Company (or any Subsidiary) by a person in the capacity of an Employee, Board member or consultant.

Share Capital shall mean the entire equity capital of the Company, independent of the kind of securities issued, such as but not limited to voting shares and non-voting shares.

Shares shall mean the registered shares of the Company with a nominal value of CHF 0.01.

Stock Appreciation Rights (SAR) shall mean Rights in the form of stock appreciation rights.

Subsidiary shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, equity possessing fifty percent (50%) or more of the total combined voting power of all classes of equity in one of the other corporations in such chain.

Ten Percent Shareholder shall mean a person who owns (or is deemed to own pursuant to Section 424(d) of the US Tax Code) more than ten percent (10%) of the total combined voting power of all classes of the Company’s Share Capital or of stock in any Subsidiary.

US Exchange Act means the U.S. Securities Exchange Act of 1934, as amended.

US Securities Act means the U.S. Securities Act of 1933, as amended.

US Tax Code shall mean the U.S. Internal Revenue Code of 1986, as amended.

Vesting shall mean the time when an Award is irrevocably acquired and may therefore be kept by the Participant even if the service relationship is terminated subsequently. Vesting can be time-based or performance based. Unless otherwise determined by the Plan Administrator, no time-based vesting can occur after a notice of termination has been given.

Vesting Start Date shall mean the date on which an Award starts vesting as determined in the relevant Grant Notice (e.g. the first day of employment for a new Employee or the Grant Date for performance equity grants).

Stock Option and Incentive Plan Regulation 2023	6
C.	Administration of the Plan

1.

The Plan shall be administered by a Plan Administrator (one or several persons) elected by the Board from time to time. The Plan Administrator shall act within the guidelines set and approved by the Board or a committee thereof. Any allocation to the chief executive officer, the senior management or members of the Board shall only be final and binding on all parties, after having been approved by the Board or a committee thereof. The Plan Administrator decides on any other allocation within the guidelines set and approved by the Board.

2.

Within the guidelines set and approved by the Board, the Plan Administrator shall be entitled (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any Option, Share or Rights issued hereunder.

3.	The Company shall fulfil the reporting and other obligations set forth by the applicable federal, state, cantonal and communal tax and social security codes.

II.	SHARE OR RIGHTS SUBJECT TO THE PLAN

A.	Options, Restricted Stock Awards and Rights

1.	The Company may offer to a Participant Options which enable the Participant to acquire the number of Shares listed in the Grant Notice.

2.

The Company may offer to a Participant a Restricted Stock Award. Any Restricted Stock Award will be recorded in a Grant Notice for Restricted Stock stating the number of Restricted Stock the Participant will acquire, the consideration payable for the Restricted Stock, the terms and restrictions to which the Shares will be subject including any repurchase (clawback) rights, and all other terms and conditions of the Restricted Stock including any restrictions set forth in this Plan.

3.

The Company may offer to an Award in the form of a Restricted Stock Unit (RSU) to be settled at the option of the Company either by 1 Common Share (Stammaktie/action ordinaire) with a nominal value of CHF 0.01 or a payment corresponding to the value of 1 Common Share (Stammaktie/action ordinaire) with a nominal value of CHF 0.01 for each RSU that vests.

4.

The Company may offer to an Award in the form of a a Stock Appreciation Rights (SARs) having a value equal to the value determined by multiplying (i) the difference between the Fair Market Value on the date of exercise over the exercise price by (ii) the number of Shares with respect to which the SAR is being exercised. Both forms of Rights give the Participant a contractual claim against the Company for a certain consideration that shall be settled in cash (or at the option of the Company by issuance of Shares at a date in the future, or by a combination of cash and Shares) giving the Participant the same economic position as if such Participant had been (in case of a RSU) granted Shares and sold them at the time of settlement or (in case of SARs) exercised Options to acquire Shares and had sold them immediately after the exercise.

B.	Number of Shares Available

Stock Option and Incentive Plan Regulation 2023	7
1.

Subject to Section II.B.2 below, the total number of Awards reserved and available for grant and issuance pursuant to this Plan will be Awards for [9’908’664][1] Shares. In the event Shares that otherwise would have been issuable under the Plan are withheld by the Company in payment of the exercise price or withholding obligations, such Shares shall remain available for issuance under the Plan. In the event that an outstanding Award for any reason expires or is cancelled, forfeited or terminated, the Shares allocable to the unexercised or unsettled portion shall remain available for issuance under the Plan. To the extent an Award is settled in cash, the cash settlement shall not reduce the number of Shares remaining available for issuance under the Plan. In no event shall the total number of Shares issued (counting each reissuance of a Share that was previously issued and then reacquired by the Company pursuant to a forfeiture provision, right of first refusal, or repurchase by the Company as a separate issuance) under the Plan upon exercise of ISOs exceed [20’000’000] Shares. In addition, no ISOs may be granted after the tenth anniversary of the earlier of: (i) date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the Company’s shareholders.

2.

Should any change be made to the Share Capital by reason of any share split, share dividend, share capital decrease, recapitalization, combination of shares, exchange of shares or the equity is increased by means of conversion of the capital reserve or profit reserves into equity, any payments of the shareholders into the capital reserves without issuance of shares, or other changes affecting the outstanding Share Capital without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities or Rights issuable under the Plan and (ii) the number and/or class of securities and the exercise price per Share or Right in effect under each outstanding Option or Right in order to prevent the dilution or enlargement of benefits hereunder. Any increase/decrease of the number of Awards according to this Section II.B.2 shall under no circumstance trigger negative tax consequences, in particular shall observe US Treas. Reg. Sec. 1.409A-1(b)(5)(v)(D) and Treas. Reg. Sec. 1.424-1(a) and shall be assessed by the Board in its reasonable discretion considering recognized financial mathematical methods. The adjusted number of Awards shall in any case be subject to the same vesting periods commencing on Grant Date. Fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share at the same time as the remainder of the Award is paid or will be rounded down to the nearest whole Share, as determined by the Plan Administrator. The assessment shall become binding by written notice sent to the Participant.

3.

The allocation of Options or Rights under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.	PLAN FOR BENEFIT OF SERVICE PROVIDERS

A.	Eligibility

1.

The persons eligible to obtain Options or Rights under the Plan are Employees, which term includes for the purpose of this Plan members of the Board and consultants of the Company or any Subsidiary. ISOs may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the US Tax Code).

2.	The Plan Administrator shall determine in its sole discretion but within the guidelines set and approved

[1]	number to represent 16% of share capital fully dilluted

Stock Option and Incentive Plan Regulation 2023	8
by the Board or a committee

•	which eligible persons are to receive Awards under the Plan,

•	the time or times when such Options or Rights grants are to be made,

•	the nature of the Share and the number of Awards covered by each such grant,

•	the time or times at which each Option or SAR is to become exercisable,

•	the vesting conditions applicable to the Options or Rights,

•	the maximum term for which the Options or Rights are to remain outstanding, and

•	any terms and conditions of any Restricted Stock Award.

B.	Documentation

Each Option, Restricted Stock Award or Right shall be evidenced by one or more documents in the form proposed by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Award shall, in addition, be subject to the provisions of this Plan. Any Option, Restricted Stock Award or Right will be accepted by the Participant’s execution and delivery of the Grant Notice within thirty (30) days from the date the Grant Notice is delivered to the Participant. If such Participant does not execute and deliver the Grant Notice within such thirty (30) days, then the offer will terminate, unless otherwise determined by the Plan Administrator.

C.	Terms and Price

1.	The Plan Administrator determines the terms of Awards within the guidelines set and approved by the Board.

2.	Awards are granted without the Participant having to make any payment to receive the Award (other than the future provision of services) unless the Grant Notice specifies otherwise.

3.

The exercise price of Options and SARs shall be fixed by the Plan Administrator within the guidelines set and approved by the Board or a committee thereof. For Options, the exercise price becomes immediately due upon exercise of the Option, and shall be payable to the Company. For SARs, the exercise price shall be deducted from the contractual claim of the Participant.

4.

Notwithstanding the above, the exercise price per Share of each Option or SAR granted to a person subject to U.S. income taxation will not be less than 100% of the Fair Market Value of a Share on the Grant Date of such Award, provided that the exercise price per Share of an ISO granted to a Ten Percent Shareholder will not be less than 110% of the Fair Market Value of a Share on the Grant Date.

5.

Each Option granted to a Participant subject to U.S. income taxation will be designated in writing as an ISO or NSO at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a NSO, and the Shares purchased upon exercise of each type of Option will be separately accounted for.

D.	Exercise and Term of Options and Rights

1.

Exercisable Options can be exercised during the term of the Option by providing the Plan Administrator with a written notice. However, no Option shall have a term in excess of the Expiration Date. Therefore, Options expire at and may not be exercised after the Expiration Date indicated in the Grant Notice.

Stock Option and Incentive Plan Regulation 2023	9
2.	No ISO granted to a Ten Percent Shareholder will be exercisable after the expiration of five (5) years from the date the ISO is granted.

3.

In no event shall an Option or SAR granted to an employee who is a U.S. resident and a non-exempt employee for purposes of overtime pay under the U.S. Fair Labor Standards Act of 1938, as amended, be first exercisable earlier than six (6) months after its Grant Date. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Option or SAR may be exercised earlier than six months following the Grant Date of such Option in the event of (i) such Participant’s death or disability (as such term may be defined in Company’s then current employment policies and guidelines), (ii) if indicated in the Grant Notice at (A) a Corporate Transaction has occurred or (B) in case of Involuntary Termination, or (iii) such Participant’s retirement (as such term may be defined in the Company’s then current employment policies and guidelines). This Section D.3 is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

4.

If, in exceptional cases, the Plan Administrator approves an exercise of unvested Options, the Company shall issue the resulting new Shares as Restricted Stock in the form of a Restricted Stock Award. Upon giving notice of termination of the employment by such Participant or the Company (for any reason), the Company or its assignee (to the extent permissible under applicable securities law qualification) shall have the right to repurchase (claw back) some Restricted Stock as indicated in the Grant Notice at a price corresponding at least to the exercise price plus 5% per each year (or if less, at the Fair Market Value of the Restricted Stock as of the date of repurchase). Notwithstanding the preceding sentence, the applicable price for such Restricted Stock that were granted to a person subject U.S. income taxation shall be the exercise price of the options to which such Restricted Stock related (or if less, the Fair Market Value of such Restricted Stock as of the date of repurchase).

E.	Vesting and Transfer Restriction

Subject to the conditions set forth in this Plan and the vesting schedule in the Grant Notice, a Participant may only exercise an Option or SAR to the extent that such Option or SAR has vested and has not lapsed under this Plan. Unless otherwise determined by the Board at the Grant Date or set forth in the Grant Notice, an Option or Right will vest as follows, subject to the Participant remaining in Service through each applicable vesting date, and unless it ceases to be outstanding or has lapsed according to this Plan:

a)	25% of Options or Rights vest at the end of the first year following the Vesting Start Date;

b)	the remaining 75% of Options or Rights vest monthly over the 3 years after the first year following the Vesting Start Date.

Any Restricted Stock may not be transferred or pledged. Such restriction expires with the expiration of any repurchase right for the Restricted Stock.

F.	Limitations on ISOs

If the Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any “parent corporation” or “subsidiary corporation” thereof, as such terms are defined in Sections 424(e) and (f) of the US Tax Code) exceeds USD 100’000, then the Options or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as NSOs, notwithstanding any contrary provision of the applicable documentation evidencing the Option(s). In the event that the

Stock Option and Incentive Plan Regulation 2023	10

US Tax Code or the regulations promulgated thereunder are amended after the adoption of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment to the extent permitted by such amendment.

G.	Effect of Termination of Service

1.	The following provisions shall govern the exercise of any Awards held by the Participant at the time the legal relationship forming the basis of the Service is coming to an end.

a)

Any Option or Right not vested shall immediately lapse at the time a notice of termination has been received (regardless of which party gives notice) or at the end of the term in case of a Board member.

b)

Unless specified otherwise herein, any Option exercisable at the time a notice of termination has been received (regardless of which party gives notice) and outstanding at the time the legal relationship forming the basis of the Service ends shall remain exercisable within 3 (three) months post-termination of the service relationship unless the Plan Administrator provides for an exemption, provided that such period shall in no event end later than the original expiry date of the Option. Any vested Right shall not be affected by the termination of Service. For any Restricted Stock, the time a notice of termination has been received triggers the repurchase right as indicated in the Grant Notice.

c)

Should the Participant’s Service be terminated for Cause, then all outstanding Awards (whether vested or not), held by the Participant shall terminate immediately and cease to be outstanding. The same consequence shall apply if the Participant after the termination violates any post-contractual duties towards the Company and such violation would justify a termination for Cause if the Participant were still employed.

d)

Any Option exercisable by the Participant at the time of death or in case of termination in case of disability shall remain exercisable within 12 months post-termination of the service relationship unless the Plan Administrator provides for an exemption, provided that such period shall in no event end later than the original expiry date of the Option. Any vested Right shall not be affected by the death of the Participant. For any Restricted Stock, the death of the Participant triggers the repurchase right as indicated in the Grant Notice.

e)	In no event will any Award remain exercisable or otherwise outstanding after its Expiration Date.

H.	Rights of Participants

1.

A Participant holding an Option shall have no shareholder rights with respect to the Shares subject to the Option until (i) such Option has fully vested and (ii) such person shall have exercised the Option, paid the exercise price and any applicable withholding tax and social security contribution payment obligations, become a holder of record of the acquired Shares either in the form of Restricted Stock or in the form of Shares which are not subject to any restrictions.

2.

A Participant holding a Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions as the Restricted Stock with respect to which they were paid

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3.

A Participant holding a Right shall never have any shareholder rights but shall be entitled to the payment resulting from the Right (unless otherwise determined by the Plan Administrator or specified in the Grant Notice) if and only if (i) such Right has fully vested or (ii) if indicated in the Grant Notice (A) a Corporate Transaction has occurred or (B) in case of an Involuntary Termination. The Company shall be entitled to fulfil its obligations resulting from the Rights partially or entirely by transferring a corresponding number of Shares to the Participant.

I.	Transferability of Awards

The assignment or otherwise transfer of Awards is only possible upon approval by the Plan Administrator within the guidelines set and approved by the Board or a committee thereof. For clarity, the prohibition against assignment and transfer applies to Options, Restricted Stock or Rights and shall be understood to include, without limitation, a prohibition against any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” or any “call equivalent position” (in each case, as defined in Rule 16a-1 promulgated under the US Exchange Act). Notwithstanding the foregoing, unless determined otherwise by the Plan Administrator, an ISO will not be transferable, except by will or by the laws of descent and distribution or inheritance, and will be exercisable during the lifetime of the Participant only by the Participant.

J.	Withholding

1.

Any social security contributions shall be borne by the Company (or an affiliate thereof) and the Participant as prescribed by law. The Swiss social security system is characterized by the principle of contribution parity and financed by contributions from the insured, with employers having to pay half of the contributions for their employees. Any employer part of the Swiss social security related contributions immediately due and payable at exercise or sale of Awards shall be borne by the Company and any employee related part of such social security contributions shall be borne by the Participant.

2.

Each Participant shall, no later than the date as of which the value of Awards first becomes includable in the gross income of the Participant for income tax and, if applicable, social security purposes, pay to the Company, or make arrangements satisfactory to the Plan Administrator regarding payment of, any federal, cantonal, or communal taxes of any kind required by Swiss law or any applicable foreign law to be withheld or paid by the Company with respect to such income. The Company or any Subsidiary shall have the right to deduct any such taxes and social security contributions from any payment of any kind otherwise due to the Participant, and/or to claim repayment of such taxes or social security contributions from the Participant who formally acknowledges his/her debt in this respect by signing the Grant Notice, and/or to retain the delivery of any Shares due until payment or repayment by the Participant, and/or to sell any Shares due and set off the gain resulting of the sale against all taxes and social security contributions to be borne by the Participant.

3.

Subject to approval by the Plan Administrator, a Participant may elect to have the Company’s (or any Subsidiary’s) applicable tax withholding and/or social security contribution payment obligation satisfied, in whole or in part, by authorizing the Company to withhold from Shares or payments to be issued a number of shares or Rights with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, but in no event will the Company withhold Shares or “sell to cover” if such withholding would result in adverse accounting or compliance consequences to the Company.

4.

The Company’s obligation to deliver or otherwise make any payment upon the exercise of any Options granted or the cancellation of any Options or Rights under the Plan shall be subject to the satisfaction of all income tax withholding and social security contribution payment requirements.

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IV.	CORPORATE TRANSACTION

1.

If indicated in the Grant Notice or otherwise resolved by the Board, in the event of any Corporate Transaction, all Options and Rights (i) shall fully vest and (ii) in the case of Options and SARs must be immediately exercised, except if such Options or Rights are repurchased by the Company or a third party designated by the Company for a cash consideration equivalent to the economic value applicable to such Option or SAR under this Plan. The determination of option comparability or cash consideration under this paragraph shall be made by the Plan Administrator and its determination shall be final, binding and conclusive.

2.	If indicated in the Grant Notice, in the event of any Corporate Transaction, the repurchase right for any Restricted Stock shall expire and such Restricted Stock shall become unrestricted Shares.

3.

At the consummation of the Corporate Transaction, all vested Options and Rights shall be exercised and/or settled and shall cease to be outstanding. The Company shall be entitled to terminate any unvested Awards and thereby shall compensate a Participant for the economic value of such Awards.

4.

In case of a Corporate Transaction the Company may fulfil any Participants’ claim in part or in total by forwarding any consideration in kind received by the Company or its shareholders in lieu of a consideration in cash (e.g. shares). Any such consideration payable to a Participant shall be subject to all restrictions applicable to any of the consideration received by the Company and / or its shareholders. Any Shares received by a Participant prior to any IPO shall be subject to all IPO-lockup restrictions applicable to any of the Company’s shares.

V.	CANCELLATION OF AWARDS

The Plan Administrator shall have the authority to effect, at any time and from time to time, the cancellation of any or all outstanding Awards under the Plan and to grant in substitution therefor new Awards with at least the same economic value as the substituted Awards within the guidelines set and approved by the Board after having assessed and taken into account the tax implications for the recipients.

VI.	MISCELLANEOUS

A.	Payment and Financing

1.

In case of Options and Restricted Stock, the Plan Administrator will use reasonable efforts to permit the Participant to pay the exercise price of a NSO by alternative methods, e.g. a cash-less exercise by payment with Shares. A Participant is not entitled to such alternative payment method.

2.	In case of Rights, a Participant is entitled to receive an amount corresponding to the difference between the economic value of the Shares less the exercise price less any applicable taxes.

B.	Amendment of the Plan

1.

The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. Such amendment or modification shall be communicated in appropriate form as an amendment of this Plan. Unless such change is required to comply with applicable law, listing requirements, accounting rules or tax requirements, no such amendment or modification shall, without the consent of the concerned Participant, adversely affect materially his/her rights and obligations under this Plan.

Stock Option and Incentive Plan Regulation 2023	13
2.

Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the US Tax Code. The Plan Administrator may reduce the exercise price of outstanding Options without the consent of Participants by a written notice to them; provided, however, that the exercise price for any ISO may not be reduced below the applicable minimum exercise price that would be permitted under Section III.C.4 hereof.

C.	Data Protection

The Company shall be entitled to collect, to process and to use personal data to an extent necessary for the implementation of this Plan. By countersigning the Grant Notice, a Participant consents to the collection, processing and use of this data and he/she shall be obliged to sign, in required form, further declarations potentially required relating to data protection.

In particular, by signing the Grant Notice a Participant acknowledges and consent (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein:

a)

The Company may hold certain personal information about a Participant, specifically: name, home address and telephone number, date of birth, social security number, salary, nationality, job title, any Awards or Shares of held in the Company and details of all Awards in the Participant’s favor, for the purpose of managing and administering the Plan (together “Data”). The Company will process the Data for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan.

b)

The Company will transfer Data internally as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. Each Participant hereby authorize (where required under applicable law) the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, as may be required for the administration of the Plan and/or the subsequent holding of the Shares, to a broker or other third party with whom the Participant has elected to deposit any shares of Stock acquired pursuant to the Plan.

c)

Each Participant may, at any time, exercise its rights provided under applicable personal data protection laws, which may include the right to (i) obtain confirmation as to the existence of Data, (ii) verify the content, origin and accuracy of the Data, (iii) request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of the Data, (iv) oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and Participant’s participation in the Plan, and (v) withdraw its consent to the collection, processing or transfer of Data as provided hereunder (in which case, any Awards will become null and void).

Stock Option and Incentive Plan Regulation 2023	14
D.	Regulatory Approvals

The implementation of the Plan, the granting of any Option under the Plan, the issuance of any Shares or any payment upon the exercise of any Awards shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options and Rights granted under it and the Shares issued pursuant to it.

E.	Securities Law and Other Regulatory Compliance

An award will not be effective unless such award is in compliance with all applicable U.S. and non-U.S. federal, state and local securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Company’s equity securities may then be listed or quoted, as they are in effect on the Grant Date of the award and also on the date of exercise, settlement or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue Stock or deliver certificates for Stock under this Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) compliance with any exemption, completion of any registration or other qualification of such Shares under any U.S. and non-U.S. federal, state or local law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

F.	Securities Law Restrictions

All written or electronic certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Plan Administrator may deem necessary or advisable, including restrictions under any applicable U.S. and non-U.S. federal, state or local securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Company’s equity securities may be listed or quoted.

G.	Notices

Any Grant Notice, exercise notice and all other statements, declarations, notices, changes of or amendments to this Plan or the Options granted thereunder shall be communicated in appropriate form.

H.	No Employment or Service Rights

Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or that of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s Service at any time for any reason, with or without Cause.

I.	Confidentiality

A Participant shall be obliged to keep the granting of Awards and the content of this Plan confidential. This obligation shall not apply insofar as disclosure is permitted or required by law or any administrative of judiciary act.

Stock Option and Incentive Plan Regulation 2023	15
J.	Foreign Law Provisions

Additional or different provisions for an individual non-Swiss Subsidiary may be incorporated in one or more Addenda to the Plan in particular if required to procure compliance with or exemption from Section 409A of the US Tax Code. Such Addenda shall have full force and effect with respect to the Subsidiary to which they apply. In the event of a conflict between the provisions of such an Addendum and one or more other provisions of the Plan, the provisions of the Addendum shall prevail.

K.	Governing Law and Arbitration

1.

This Plan and all disputes including those concerning any statute of limitations, set-off claims, tort claims and interest claims, shall be governed by the laws of Switzerland excluding its conflict of laws rules; provided that all terms that are defined under United States (U.S.) law shall be interpreted in accordance with U.S. applicable laws.

2.

Any disputes, controversy or claim arising under, out of or relating to this Plan (and subsequent amendments thereof), its valid conclusion, binding effect, interpretation, performance, breach or termination, including tort claims and grants thereunder, shall be referred to and finally determined by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Arbitration Center in force on the date when the Notice of Arbitration is submitted in accordance with these Rules. A panel of one arbitrator shall be appointed. The place of arbitration shall be at the registered seat of the Company. The language to be used in the arbitration proceedings shall be English.

Edition January 2023

Annex 1: Grant Notice Stock Option And Incentive Plan Regulation 2023, Oculis Holding AG	16

Grant Notice Stock Option

We hereby offer the following options to purchase the following of Oculis Holding AG, CHE-396.695.611, under the Stock Option and Incentive Plan Regulation 2023 (Plan) with the following specific terms:

Participant:	[•]

Shares:	Common Shares (Stammaktien/actions ordinaires) with a nominal value of CHF 0.01

Grant Date:	[•]

Vesting Start Date:	[•]

Exercise Period:	within ten years from the Grant Date

Exercise Price (Strike Price):	CHF [PRICE]

Number of Options:	[•]

Vesting:	25% of Options to vest at the end of the first year following the Vesting Start Date, with the remaining 75% to vest monthly ratably over the 36 months after the first year following the Vesting Start Date, subject to Participant remaining in Service through each applicable vesting date. [Full vesting in case of a Corporate Transaction [OR Involuntary Termination].

Expiration Date:	The day before 10 years after the Grant Date

Capitalized terms not explicitly defined herein but defined in the Plan shall have the meanings set forth in the Plan. In case of acceptance of this notice, please return a signed copy of this notice.

[place]	[date]

Oculis Holding AG

I hereby accept the Options in this grant and declare that I have read, understood and accept the terms of the Stock

Option and Incentive Plan Regulation 2023 which shall apply to this grant:

,
[place]	[date]

[signature]

Annex 1: Grant Notice Stock Option And Incentive Plan Regulation 2023, Oculis Holding AG	17

Grant Notice Restricted Stock Units (RSU)

We hereby offer the following Rights in the form of Restricted Stock Units (“RSUs”) relating to Oculis Holding AG, CHE-396.695.611, under the Stock Option and Incentive Plan Regulation 2023 (Plan) with the following specific terms:

Participant:	[•]

Type of Right:	At the option of the Company either 1 Common Share (Stammaktie/action ordinaire) with a nominal value of CHF 0.01 or a payment corresponding to the value of 1 Common Share (Stammaktie/action ordinaire) with a nominal value of CHF 0.01 for each RSU that vests.

Grant Date:	[•]

Vesting Start Date:	[•]

Number of RSUs:	[•]

Vesting:	25% of the RSUs to vest at the end of the first year following the Vesting Start Date, with the remaining 75% to vest monthly ratably over the 36 months after the first year following the Vesting Start Date, subject to Participant remaining in Service through each applicable vesting date. [Full vesting in case of a Corporate Transaction [OR Involuntary Termination].

Timing of Settlement	[US:Within three months after each vesting date, but in no event later than March 15 of the year following the year in which such vesting date occurred.]

[Non-US: [•]

Capitalized terms not explicitly defined herein but defined in the Plan shall have the meanings set forth in the Plan. In case of acceptance of this notice, please return a signed copy of this notice.

[place]	[date]

Oculis Holding AG

I hereby accept the SARs in this grant and declare that I have read, understood and accept the terms of the Stock

Option and Incentive Plan Regulation 2023 which shall apply to this grant:

,
[place]	[date]

[signature]

Annex 1: Grant Notice Stock Option And Incentive Plan Regulation 2023, Oculis Holding AG	18

Grant Notice Stock Appreciation Rights (SAR)

We hereby offer the following Rights in the form of Stock Appreciation Rights (“SAR”) relating to Oculis Holding AG, CHE-396.695.611, under the Stock Option and Incentive Plan Regulation 2023 (Plan) with the following specific terms:

Participant:	[•]

Type of Right:	A right corresponding to the difference between the Fair Market Value at exercise of a Common Share (Stammaktie/actions ordinaire) with a nominal value of CHF 0.01 and the exercise price (strike price) for each SAR

Grant Date:	[•]

Vesting Start Date:	[•]

Exercise Price (Strike Price):	CHF [PRICE]

Number of SARs:	[•]

Vesting:	25% of the SARs to vest at the end of the first year following the Vesting Start Date, with the remaining 75% to vest monthly ratably over the 36 months after the first year following the Vesting Start Date, subject to Participant remaining in Service through each applicable vesting date. [Full vesting in case of a Corporate Transaction [OR Involuntary Termination].

Expiration Date:	10 years after the Grant Date

Capitalized terms not explicitly defined herein but defined in the Plan shall have the meanings set forth in the Plan. In case of acceptance of this notice, please return a signed copy of this notice.

_________________________	_________________________
[place]	[date]

Oculis Holding AG

_________________________	_________________________

I hereby accept the SARs in this grant and declare that I have read, understood and accept the terms of the Stock Option and Incentive Plan Regulation 2023 which shall apply to this grant:

_____________________,	_____________________
[place]	[date]

_____________________
[signature]

Annex 1: Grant Notice Stock Option And Incentive Plan Regulation 2023, Oculis Holding AG	19

Grant Notice Restricted Stock

We hereby offer the award in the form of Restricted Stock relating to Oculis Holding AG, CHE-396.695.611, under the Stock Option and Incentive Plan Regulation 2023 (Plan) with the following specific terms:

Participant:	[•]

Type of Stock:	restricted Common Share (Stammaktie/action ordinaire) with a nominal value of CHF 0.01

Grant Date:	[•]

Repurchase Right (clawback)

Start Date:	[•]

Repurchase Right Schedule:	100% of the Restricted Stock may be repurchased prior to the first year following the Repurchase Right (clawback) Start Date; for the remaining 75%, such right tobe reduced monthly ratably over the 36 months after the first year following the Repurchase Right (clawback) Start Date, subject to th Participant remaining in Service through each such applicable date. At the expiry of the Repurchase Right, Restricted Stock shall become unrestricted Shares. [Repurchase right expires in case of a Corporate Transaction [OR Involuntary Termination].

Price payable at grant:	[none]

Number of Restricted Stock:	[•]

Capitalized terms not explicitly defined herein but defined in the Plan shall have the meanings set forth in the Plan. In case of acceptance of this notice, please return a signed copy of this notice.

_________________________	_________________________
[place]	[date]

Oculis Holding AG

_________________________	_________________________

I hereby accept award in the form of Restricted Stock in this grant and declare that I have read, understood and accept the terms of the Stock Option and Incentive Plan Regulation 2023 which shall apply to this grant. I have in particular taken note of the deadline for an election under Section 83(b) of the U.S. Internal Revenue Code which ends 30 days after the Grant Date. I hereby assign effective upon termination of the service relationship any Restricted Stock for which the Repurchase Right has not expired to Oculis Holding AG.

_____________________,	_____________________
[place]	[date]

_____________________
[signature]